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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Form 8-K of AirTouch Communications, Inc. relating to the acquisition of an additional 25% of Cellular Communications, Inc. of our report dated February 16, 1995 with respect to the consolidated financial statements and schedule of Cellular
Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994 filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

New York, New York
September 18, 1995

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